Exhibit 3.5



             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (AFTER ISSUANCE OF STOCK)


                  P.D.C. INNOVATIVE INDUSTRIES, INC. #13937-94
                  --------------------------------------------
                              NAME OF CORPORATION


The undersigned:                Sandra Sowers
                ------------------------------------------------------------ and
                          President or Vice President

           Sandra Sowers                     P.D.C. Innovative Industries, Inc.
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             Secretary                             Name of Corporation

Do hereby certify:

         That the Board of Directors of said Corporation at a meeting duly convened, held on the 6th day of July 2000, adopted a resolution to amend the original articles as follows:

         Article 3 is hereby amended to read as follows:

CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 100,000,000 shares of Common Stock with par value of 0.001 each. Each share shall have one (1) vote. Such stock may be issued from time to time without action by the shareholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid-up stock, and the holder of such shares shall not liable for any further payment thereof. Said stock shall not be subject assessment to pay the debts of the corporation, and no paid up-stock and no stock issued as fully paid, shall ever be assessed or assessable by the corporation.

         The number of share of the corporation outstanding and entitled to vote on an Amendment to the Articles of Incorporation is 28,750,121; that said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding entitled to vote thereon.

                                       /s/ Sandra Sowers
                                       ----------------------------------------
                                           Sandra Sowers, President

                                       /s/ Sandra Sowers
                                       ----------------------------------------
                                       Sandra Sowers, Secretary


STATE OF FLORIDA
COUNTY OF BROWARD

Before me, the Undersigned Notary Public, personally appeared Sandra Sowers, who, being personally known to me, who acknowledged that she executed the above instrument.


/s/                                   My Commission Expires:
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Notary Public State of Florida